                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              MICROS Systems, Inc.
                              --------------------
                (Name of Registrant as Specified In Its Charter)

                              MICROS Systems, Inc.
                              --------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No filing fee.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:(1)

         4)  Proposed maximum aggregate value of transaction:

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                              MICROS SYSTEMS, INC.
                           7031 COLUMBIA GATEWAY DRIVE
                          COLUMBIA, MARYLAND 21046-2289

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROS Systems, Inc., ("MICROS" or the "Company") will be held at 11:00 a.m. Eastern Standard Time on Monday, November 19, 2001, at the Columbia Sheraton, 10207 Wincopin Circle, Columbia, Maryland, 21044, for the following purposes:

         (1)      To elect six directors to serve for a one year term
                  (Proposal 1); and
         (2) To approve the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2002 fiscal year (Proposal 2); and
         (3) To approve an amendment to the Company's 1991 Stock Option Plan, which serves to authorize the issuance of an additional 600,000 shares of Common Stock under the Option Plan (Proposal
                  3); and
         (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on October 5, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books of the Company will not be closed.

                                         By Order of the Board of Directors,

                                         /s/Wendy M. Powell
                                         ------------------
                                         Wendy M. Powell
                                         Corporate Secretary

Columbia, Maryland
October 19, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              MICROS SYSTEMS, INC.
                           7031 COLUMBIA GATEWAY DRIVE
                          COLUMBIA, MARYLAND 21046-2289

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 19, 2001

                      VOTING RIGHTS AND PROXY SOLICITATION

         This Proxy Statement is furnished to stockholders of MICROS Systems, Inc. ("MICROS" or the "Company") in connection with the solicitation by the Board of Directors of MICROS of proxies to be used at the Annual Meeting of Stockholders to be held on Monday, November 19, 2001, 11:00 a.m. Eastern Standard Time, at the Columbia Sheraton, 10207 Wincopin Circle, Columbia, Maryland, 21044, and at any adjournment thereof.

         It is anticipated that this Proxy Statement and form of proxy will initially be mailed to stockholders on or about October 19, 2001.

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS AND FOR ALL OTHER PROPOSALS. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in their best judgment.

         The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its Directors, officers and regular employees, may also solicit proxies personally or by telephone or facsimile. The Company will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable out-of-pocket expenses in doing so. The Company may retain a proxy solicitor if it were to determine subsequently that such action is appropriate.

         The securities that can be voted at the Annual Meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. The close of business on October 5, 2001, has been fixed as the record date for determination of stockholders entitled to vote at the meeting. The number of shares outstanding on October 5, 2001 was 17,500,443. The presence in person or by proxy of stockholders holding of record a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

         A majority of all votes cast at the meeting, a quorum being present, is required for the adoption of each of the Proposals. Under applicable Maryland law, proxies marked as abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be considered as present at the meeting for purposes of determining the existence of a quorum. With respect to Proposals 1, 2 and 3, broker non-votes and abstentions shall have no effect. Each stockholder of record on the record voting date is entitled to one vote per share. There are no cumulative voting rights.

         A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR ITS FISCAL YEAR ENDED JUNE 30, 2001, ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 30, 2001, WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K BY WRITING TO THE CORPORATE SECRETARY AT THE COMPANY'S ADDRESS SET FORTH ABOVE.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is the number of shares of the Company's Common Stock and the percentage of total outstanding shares beneficially owned by each Director of the Company, the Chief Executive Officer, the four most highly compensated executive officers (other than the Chief Executive Officer), all Directors and executive officers as a group and, to the knowledge of the Company, all persons beneficially owning more than 5% of the Company's Common Stock as of August 31, 2001. Also set forth below is the address of each such beneficial owner of more than 5% of the Company's Common Stock.

                                                                  NUMBER OF SHARES
                                                                  OF COMMON STOCK
                                                                   BENEFICIALLY
                                                                    OWNED AS OF        PERCENT OF
     INDIVIDUAL OR GROUP (1)                                    AUGUST 31, 2001 (2)       CLASS
     -----------------------                                    -------------------   ------------
     A. L. Giannopoulos                                            396,166    (3)         2.1%
       Chairman of the Board, President and Chief Executive
       Officer

     Louis M. Brown, Jr.                                           161,666    (4)     Less than 1%
       Vice Chairman of the Board

     F. Suzanne Jenniches                                            3,442            Less than 1%
       Director

     John G. Puente                                                 21,000    (5)     Less than 1%
       Director

     Dwight S. Taylor                                                1,000            Less than 1%
       Director

     William S. Watson                                               1,100            Less than 1%
       Director

     T. Paul Armstrong                                             177,666    (6)     Less than 1%
       Executive Vice President, New Technologies

     Bernard Jammet                                                127,000    (7)     Less than 1%
       Executive Vice President, Latin American Sales

     Gary C. Kaufman
       Executive Vice President, Finance and Administration,       210,933    (8)         1.1%
       and Chief Financial Officer

     Thomas L. Patz                                                139,666    (9)     Less than 1%
       Executive Vice President, Strategic Initiatives, and
       General Counsel

     Directors and Executive Officers                            1,400,383    (10)       7.5%
       as a Group (12 persons, including the above-named
       Persons)

     Liberty Wanger Asset Management                             2,107,800              12.0%
       227 West Monroe, Suite 3000
       Chicago, IL 60606

     SAFECO Asset Management Company                             1,974,013              11.3%
       SAFECO Plaza
       Seattle, WA 98185

     Lord, Abbett & Co.                                          1,647,961               9.4%
       90 Hudson Street
       Jersey City, NJ  07302

     Neuberger Berman, Inc.                                        940,850               5.4%
       605 Third Avenue
       New York, NY 10158

     Avenir Corporation                                            926,908               5.3%
       1725 K Street N.W.
       Washington, D.C. 20006

(1) As of August 31, 2001, CEDE & Co., nominee for Stock Clearing Corporation, Box 20, Bowling Green Station, New York, New York, a central certificate service, held of record 17,292,448 shares, representing 98.8% of the outstanding shares of Common Stock. Those shares are believed to be owned beneficially by a large number of beneficial owners and, except as indicated in this table, the Company is not aware of any other individual or group owning beneficially more than 5% of the outstanding Common Stock.

(2) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder. Sole voting and sole investing power is exercised by each individual.

(3)      Includes options to purchase 346,000 shares exercisable within 60 days.

(4)      Includes options to purchase 112,666 shares exercisable within 60 days.

(5) Does not include 2,000 shares of Common Stock held by his wife, with respect to which Mr. Puente disclaims any beneficial interest.

(6)      Includes options to purchase 156,666 shares exercisable within 60 days.

(7)      Includes options to purchase 110,740 shares exercisable within 60 days.

(8)      Includes options to purchase 209,333 shares exercisable within 60 days.

(9)      Includes options to purchase 138,666 shares exercisable within 60 days.

(10) Includes stock options for the purchase of 1,225,768 shares of Common Stock exercisable within 60 days, and assumes 18,726,211 shares outstanding upon the exercise of such options.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Six directors are to be elected at the Annual Meeting, each to hold office for a one year term and until his or her successor is elected and qualified. Unless authority to vote is expressly withheld, proxies received pursuant to this solicitation will be voted for the election of the six nominees named below.

         It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the Director nominees listed below. Management believes that all such nominees will stand for election and will serve if elected as Directors. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors.

         Pursuant to the Company's By-Laws, the number of Directors shall be no less than three and no more than nine. There are currently six Directors and the Board has nominated six individuals for election. Proxies cannot be voted for a greater number of persons than the six nominees named.

         During the fiscal year ended June 30, 2001, the Board of Directors held five regular meetings. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, and meetings of committees of the Board of Directors of which he or she was a member.

         The Board of Directors had an Audit Committee for fiscal year 2001. The Audit Committee was chaired by Ms. Jenniches, and included Mr. Puente and Mr. Taylor. The Audit Committee reviews the financial statements of the Company and the scope of the independent annual audit. It also reviews the Company's internal accounting procedures and the independent accountants' recommendations to management concerning the effectiveness of the Company's internal financial and accounting controls. In addition, the Audit Committee reviews and recommends to the Board of Directors the firm to be engaged as the Company's independent accountants. The Audit Committee also examines and considers other matters relating to the financial affairs of the Company as it determines appropriate. The Audit Committee met four times during the fiscal year ended June 30, 2001. Representatives of PricewaterhouseCoopers LLP attended all meetings of the Audit Committee in fiscal year 2001.

         Additionally, the Board of Directors had a Compensation Committee for fiscal 2001, comprised of Mr. Puente, who is the Compensation Committee chairman, Ms. Jenniches and Mr. Taylor. The Compensation Committee met one time during the fiscal year ended June 30, 2001. The Board of Directors has assigned the Compensation Committee the function of analyzing and approving, among other things, executive compensation, bonuses, and the issuance of stock options under the 1991 Option Plan.

         Further, the Board of Directors has established a Nominating Committee, comprised of Messrs. Watson and Taylor. The Nominating Committee has been assigned with the responsibility of identifying and interviewing individuals who may be qualified to serve as new Board members. The Nominating Committee shall act unilaterally, and accordingly, will not currently consider proposed recommendations from stockholders. The Nominating Committee held one meeting in the fiscal year ended June 30, 2001.

         At the Annual Meeting on November 17, 2000, the holders of 17,347,218 outstanding shares of Common Stock were eligible to cast votes in the election of Directors. Of such shares, 90% were present in person or by proxy and voted or withheld authority to vote in the election of Directors.

INFORMATION AS TO NOMINEES

         The following table sets forth the names of management's nominees for election as Directors to serve until the next Annual Meeting and until their successors are elected and qualified. Also set forth is certain other information, some of which has been obtained from the Company's records and some of which has been supplied by the nominees, with respect to each nominee's principal occupation or employment, his/her background, his/her age as of August 31, 2001, the periods during which he/she has served as a Director of the Company and positions held with the Company, if any.

NOMINEES FOR                        DIRECTOR         POSITION
DIRECTORS                           SINCE            HELD IN MICROS
---------                           -----            --------------
A. L. Giannopoulos                  1992             Chairman, President and Chief Executive
                                                     Officer
Louis M. Brown, Jr.                 1977             Director, Vice Chairman of the Board
F. Suzanne Jenniches                1996             Director
John G. Puente                      1996             Director
Dwight S. Taylor                    1997             Director
William S. Watson                   2000             Director

     A. L. Giannopoulos, 61, has been a Director since March 1992 and was elected President and Chief Executive Officer in May 1993. In April 2001, Mr. Giannopoulos was appointed Chairman of the Company's Board of Directors. Effective as of June 1, 1995, Mr. Giannopoulos resigned as General Manager of the Westinghouse Information and Security Systems Divisions, having been with

Westinghouse for 30 years, and was hired by the Company pursuant to an Employment Agreement to terminate December 31, 1999, subsequently amended to terminate on June 30, 2005. In prior assignments at Westinghouse, Mr. Giannopoulos was General Manager of the Automation Division and National Industrial Systems Sales Force, Industries Group. Mr. Giannopoulos is a graduate of Lamar University with a Bachelor of Science degree in Electrical Engineering.

     Louis M. Brown, Jr., 58, has been a Director of the Company since 1977. Mr. Brown held the position of President and Chief Executive Officer from January 1986 until his appointment as Chairman of the Board in January 1987. In April 2001, Mr. Brown tendered his resignation as Chairman, and was appointed Vice Chairman. He also serves as Chief Executive Officer of Precision Auto Care, Inc., a franchise company for the auto care industry. Additionally, Mr. Brown serves as President and a director of IDEAS, Inc., a supplier of high technology, custom-engineered products and services. Formerly, Mr. Brown served as Chairman of Autometric, Inc. and of Planning Systems, Inc. He is a graduate of the Johns Hopkins University (B.E.S.-E.E.).

     F. Suzanne Jenniches, 53, has been a Director of the Company since October 1996. She is Vice President of Communications Systems for the Electronic Sensors and Systems Sector of Northrop Grumman, which designs and develops advanced communications systems for both government and commercial applications. Ms. Jenniches is past President of the national Society of Women Engineers, has served on the Board of Governors for the American Association of Engineering Societies, and is currently a board member of the State of Maryland's Greater Baltimore Committee Technology Council. Ms. Jenniches is a graduate of Clarion College and holds a Masters degree in Environmental Engineering from the Johns Hopkins University.

     John G. Puente, 71, has been a Director since May 1996. He is the Chairman of E-Cargo (Internet Cargo Services, Inc.), a company that coordinates product shipments over the Internet. Until August 1999, Mr. Puente served as Chairman of Telogy Networks, Inc., a developer of communications software products, at which time it was acquired by Texas Instruments. Mr. Puente is on the Board of Directors of Primus Telecommunications, a long distance telecommunications service provider, and VIA NET.WORKS, Inc. an international provider of Internet access and services in Europe and Latin America. Previously, he was Chairman and Chief Executive Officer of Orion Network Systems, a company that provides satellite services and facilities. Prior to joining Orion, Mr. Puente was Vice Chairman of M/A-Com, a supplier of microwave components and systems to the telecommunications industry. He was a founder and Chairman of Digital Communications Corporation (now Hughes Network Systems) and SouthernNet, a fiber optic long distance company that merged to form Telecom USA and was later acquired by MCI. Mr. Puente is a graduate of Polytechnic Institute of New York and now serves on the Board of Trustees of that institution, and he holds a Masters degree from Stevens Institute of Technology. He is Chairman of the Board of Trustees of Capitol College.

     Dwight S. Taylor, 56, has been a Director of the Company since 1997. He is President of Corporate Development Services, LLC ("CDS"), a commercial real estate development firm with offices in Columbia, Maryland, and a subsidiary of Corporate Offices Properties Trust (NYSE: OFC). Mr. Taylor has been employed by CDS (or Constellation Real Estate, Inc., an entity with which CDS merged in
1998) in various capacities since 1984. Mr. Taylor is also President of the Maryland Chapter of the National Association of Industrial and Office Properties ("NAIOP"), and a member of the NAIOP National Board. Mr. Taylor currently serves on the Trustee Boards of the Baltimore Polytechnic Institute Foundation, Capitol College, and Lincoln University. Mr. Taylor is a 1968 graduate of Lincoln University with a Bachelor of Arts degree in Economics.

    William S. Watson, 57, has been a Director of the Company since August 2000. He currently serves as the Managing Director of The Prism Partnership LLC, a consulting practice that provides strategic planning and implementation consulting with a specialty in the hospitality and travel industry. Mr. Watson also serves as Chairman and Executive Vice President of TLX, Inc., a provider of logistics solutions to the airline industry, based in Scottsdale, Arizona. During his career, Mr. Watson served as Vice President of Strategic Marketing for ITT-Sheraton Hotels, and Executive Vice President, Chief Operating Officer of Best Western International. Mr. Watson is a 1964 graduate of Croydon Polytechnic, with a degree in Mechanical Engineering.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE SIX NOMINEES AS
                                   DIRECTORS.

                             EXECUTIVE COMPENSATION

The following table sets forth the total annual compensation paid or accrued by the Company for services in all capacities for the Chief Executive Officer and the four most highly compensated executive officers of the Company whose aggregate compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                   ANNUAL COMPENSATION                     COMPENSATION
                                     ------------------------------------------------    -----------------
                                                                                              SECURITIES
   NAME AND PRINCIPAL                                                 OTHER ANNUAL            UNDERLYING      ALL OTHER
        POSITION             YEAR      SALARY         BONUS (1)     COMPENSATION (2)         OPTIONS (#)   COMPENSATION (3)
----------------------------------------------------------------------------------------------------------------------------
A. L. Giannopoulos           2001       $500,500             $0                   $0              75,000             $5,250
Chairman, President          2000        448,927              0            1,893,500              70,000              6,500
and Chief Executive          1999        300,865        130,000                    0              84,000              5,469
Officer

Gary C. Kaufman              2001        300,000              0              188,670              50,000              5,467
Executive Vice               2000        221,462              0              588,531              58,000              3,990
President, Finance and       1999        190,534         77,000              237,838              60,000              3,820
Administration, and
Chief Financial Officer

Thomas L. Patz               2001        250,000              0               64,960              40,000              6,000
Executive Vice               2000        191,308              0              465,750              48,000              4,610
President, Strategic         1999        170,307         70,000                    0              40,000              3,969
Initiatives, and General
Counsel

Bernard Jammet               2001        210,000              0                    0              30,000                  0
Executive Vice               2000        211,462              0            1,932,622              48,000                  0
President, Latin             1999        182,145         75,000                    0              60,000                  0
American Sales

T. Paul Armstrong            2001        190,000              0                    0              30,000              3,396
Executive Vice               2000        191,462              0            1,178,938              48,000              2,558
President, New               1999        190,385         71,500               42,750              40,000              2,895
Technologies

(1) Bonuses were paid to all recipients pursuant to decisions made by the Compensation Committee of the Board of Directors, based on financial performance of the Company, including profitability and growth of the Company as measured by pre-tax income and net revenue, and satisfaction of individual performance objectives.

(2) Represents the aggregate difference between the actual exercise price of options granted and the fair market value of the Common Stock as of the date of option exercise.

(3) Represents the Company's contributions to the 401(k) savings plan for the named executives.


EMPLOYMENT AGREEMENTS

         The Company has entered into an Employment Agreement with Mr. Giannopoulos that, as amended, expires on June 30, 2005. The Agreement, as amended, provides that Mr. Giannopoulos will be paid an annual salary of $577,500 for fiscal year 2002 and is eligible for a bonus targeted at $350,000 for fiscal year 2002. The actual amount of the bonus is tied to certain performance criteria but cannot exceed 200% of the targeted amount.

         The Company has entered into an Employment Agreement with Mr. Kaufman that expires on September 30, 2004. The Employment Agreement will be automatically renewed for a one year period, unless either party elects to terminate such. The Agreement provides that Mr. Kaufman will be paid a base annual salary, and is eligible for a bonus. The actual amount of the bonus is tied to certain performance criteria but cannot exceed 200% of the targeted amount. The annual salary and target bonus may not be reduced.

         The Company has entered into an Employment Agreement with Mr. Patz that expires on September 30, 2004. The Employment Agreement will be automatically renewed for a one year period, unless either party elects to terminate such. The Agreement provides that Mr. Patz will be paid a base annual salary, and is eligible for a bonus. The actual amount of the bonus is tied to certain performance criteria but cannot exceed 200% of the targeted amount. The annual salary and target bonus may not be reduced.

STOCK OPTIONS

         Certain full-time, salaried officers and employees of the Company and its subsidiaries, and non-employee Company Directors are eligible to participate in the 1991 Option Plan which provides for the issuance of incentive stock options, non-qualified stock options and stock appreciation rights.

         An option may not be exercised within one year after the date of grant and becomes exercisable in installments during its term as determined by the Board of Directors or Compensation Committee, in accordance with the terms of the Option Plan. If an option holder dies or becomes disabled, his or her option becomes fully exercisable and may be exercised for one year following the termination of employment. If the option holder retires after attaining age 62, his or her option becomes fully exercisable and may be exercised for three months following retirement. If termination occurs for any other reason, an option may be exercised, to the extent exercisable at termination, for 30 days after termination of employment. No option may be exercised after the expiration of its term.

         The exercise price of the shares of Common Stock covered by an option may not be less than the fair market value of the Common Stock on the date of grant, which is defined under the Option Plan to be not less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ on the date of grant.

         The following table sets forth the details of stock options granted to the individuals listed in the Summary Compensation Table during fiscal year 2001. The second table in this section shows the value of exercised and unexercised options for the individuals listed in the Summary Compensation Table.

OPTION GRANTS TABLE

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION FOR
                                       INDIVIDUAL GRANTS                                          OPTION TERM
                      --------------------------------------------------------------------------------------------------
                                           % OF TOTAL
                                        OPTIONS GRANTED
                           OPTIONS       TO EMPLOYEES     EXERCISE PRICE    EXPIRATION
         NAME           GRANTED (1)         IN 2000         PER SHARE         DATE               5% ($)        10% ($)
         ----           -----------         -------         ---------         ----               ------        -------
A. L. Giannopoulos         75,000             7.1%           $20.055         6/13/11            $945,936     $2,397,188
Gary C. Kaufman            50,000             4.7             20.844        11/17/10             655,426      1,660,978
Thomas L. Patz             40,000             3.8             20.844        11/17/10             524,341      1,328,783
Bernard Jammet             30,000             2.8             20.844        11/17/10             393,256        996,587
T. Paul Armstrong          30,000             2.8             20.844        11/17/10             393,256        996,587

(1) Options to purchase 1,059,650 shares of Common Stock were granted to Company employees and one non-employee director during fiscal year 2001.

OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                            NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-MONEY
                        SHARES ACQUIRED        VALUE        UNEXERCISED OPTIONS AT 6/30/01          OPTIONS AT 6/30/01(2)
        NAME            ON EXERCISE (#)     REALIZED (1)      EXERCISABLE   UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
        ----            ---------------     ------------      -----------   -------------        -----------      -------------
A. L. Giannopoulos                    0               $0          346,000          75,000           $987,315           $282,375
Gary C. Kaufman                  18,000          188,670          209,333         108,667            807,187            148,813
Thomas L. Patz                    7,000           64,960          138,666          85,334            518,595            119,050
Bernard Jammet                        0                0          110,740          82,000            221,250             89,288
T. Paul Armstrong                     0                0          174,666          75,334            797,677             89,288

(1) Represents market value of the Company's Common Stock at exercise date less the exercise price.
(2) Represents market value of the Company's Common Stock at June 30, 2001, less the exercise price.

DIRECTOR COMPENSATION

         Directors received a fee of $2,500 per quarter during fiscal year 2001 and an additional $1,000 for each Board of Directors meeting attended. The compensation for Directors for fiscal year 2002 shall remain at the 2001 levels. The compensation for Audit Committee members, Compensation Committee members, and Nominating Committee members for fiscal year 2001 was $1,000 per meeting, and shall remain at this level for fiscal year 2002. Members of the Board of Directors are reimbursed for travel and other reasonable out-of-pocket expenses. Directors who are full-time, salaried employees of the Company or any of its subsidiaries or affiliates do not receive any fees for their services as members of the Board of Directors or any of its committees.

         In addition to the above-mentioned fees, Mr. Brown was compensated $209,231 and $255,000 in fiscal years 2001 and 2000, respectively, for consulting services provided to the Company. See "Certain Relationships and Related Transactions" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal year 2001, none of the members of the Compensation Committee was an employee or officer of the Company, or has any relationship with the Company requiring additional special disclosure.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In fiscal year 2001, the Company's compensation for executives, including grants under the Stock Option Plan, was administered by the Compensation Committee. In fiscal year 2001, there was one meeting of the Compensation Committee. Set forth below is a report submitted by Mr. Puente, Ms. Jenniches and Mr. Taylor, as members of the Company's Compensation Committee, addressing the Company's compensation policies for the last completed fiscal year, as they affected Mr. Giannopoulos, in his capacity as Chairman, President and Chief Executive Officer of the Company, and the four executive officers other than Mr. Giannopoulos, who, for the last completed fiscal year, were the Company's most highly compensated executives (collectively with Mr. Giannopoulos, the "Named Executive Officers").

COMPONENTS OF EXECUTIVE COMPENSATION

         The basic premise of the Company's executive compensation policy is to ensure a link between executive compensation and the creation of stockholder value, while motivating and retaining key employees. The primary components of the compensation packages offered to the Company's executive officers by the Company for the last completed fiscal year consisted of three basic elements - base salary, annual incentive bonus, and long-term incentives in the form of stock options.

BASE SALARY

         Base salaries of the executive officers, including the Named Executive Officers, reflect the evaluation of the Compensation Committee of the performance of the Company's executive officers in the point-of-sale and property management and central reservation systems industry (specifically, information systems for the hospitality industry) on an international, rather than a national, regional or local level. Although there is no fixed relationship between corporate performance and base salary, the Compensation Committee considers several factors in determining base salaries of the Company's executive officers, including corporate performance, the increasing importance of their role in the Company's operations on a consolidated basis, achievement of personal objectives, and the general effect of increases in the cost of living. The Company periodically consults with compensation consulting and executive search firms, which make recommendations as to how the Company may adjust salary in certain situations to pay a level of compensation at least equal to the average of other companies of similar size and in similar industries to that of MICROS. In fiscal year 2001, the Compensation Committee continued to evaluate compensation levels offered by other companies similarly positioned to MICROS in terms of both size (revenue and income) and industry (including certain peer companies that are included in the S&P Computer Software and Services composite index).

         The Compensation Committee continues to attempt to offer compensation to the Company's Named Executive Officers in amounts equal to that of other companies in competitive industries and with comparable levels of revenue. Currently, the Compensation Committee considers the base salary and incentive bonus components of total compensation to be generally in the middle range of compensation as compared to compensation levels of other senior executives of companies in similar industries. Moreover, the Company considers that the compensation levels are comparable to those companies in the computer software and services peer group, including certain peer companies that are included in the S&P Computer Software and Services composite index.

INCENTIVE BONUSES

         Evaluation of bonuses for the last completed fiscal year was performed by the Compensation Committee based on the assessment of the Compensation Committee of various factors relating to both corporate and individual performance, as further discussed below. For fiscal years 2000 and 2001, no incentive bonuses were paid to the Named Executive Officers. While the Company did achieve certain internal financial performance objectives that would have generated a partial bonus in fiscal 2001 for executive management, such managers declined receipt of any bonus.

STOCK OPTIONS

         Stock options for the purchase of 225,000 shares were granted to Named Executive Officers during fiscal year 2001. The Compensation Committee allocated options on the basis of various factors, including the employee's current position, performance based on both objective and subjective factors, seniority, and Company performance in general. The Compensation Committee attempts to achieve an equitable allocation of the grant of options, to both the Named Executive Officers, other senior officers, and non-executive employees of the Company and its subsidiaries. Stock options constitute the element of executive compensation most linked to stockholder value inasmuch as their value increases directly with any increase in the price of the Company's Common Stock. The real value recognized by the award recipient is directly related to future corporate performance. The stock option grants tie executive compensation to stock performance, since the stock options will have value only if and to the extent the market price of the Company's stock increases from the exercise price of the stock options. Recommendations with respect to recipients and the number of options to be granted thereto are made by the Chairman, President and CEO based on performance. The Compensation Committee evaluates the recommendations, analyzing both the quantity of the proposed grants and the identities of the proposed recipients. The Compensation Committee will then, in its sole discretion, approve, reject or modify the proposed allocation of stock options.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

         The Compensation Committee executive compensation policies are designed to provide competitive levels of compensation by integrating into total compensation the Company's annual and long-term performance goals. The Compensation Committee acknowledges and emphasizes the importance of stock ownership by management and, accordingly, stock option compensation. Stock-based incentives create a nexus between stockholder and management interests by providing motivation for executives over the long term. The Company's 1991 Option Plan is designed to attract, motivate and retain the valuable executive talent necessary to ensure the continued success of the Company. As a result of the use of long-term compensation as part of executive officers' total compensation, actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's overall performance.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

         The determination of bonuses for the last completed fiscal year was based primarily on corporate performance as measured by pre-tax income and net revenue. Accordingly, the Compensation Committee performs a mathematical analysis based on actual performance compared to budgeted performance. Bonuses that may be earned by Named Executive Officers equal to a large extent the targeted bonus, established in the beginning of the fiscal year, times the factor calculated comparing actual and budgeted performance. Additionally, individual non-financial performance items may be considered as well.

         In reviewing corporate performance, pre-tax income and net revenue serve as the focal points in the analysis by the Compensation Committee. The pre-tax income and net revenue are evaluated both on a consolidated basis and a business unit basis. Additionally, the Compensation Committee considers the competitive climate in which the Company must operate. It is the Compensation Committee's policy that the total compensation package, the sum total of base salaries and incentive bonuses, for executive officers, including the Named Executive Officers, eligible for incentive compensation should be equal to competitive average total compensation as presented in appropriate wage surveys. Target bonus amounts vary according to salary levels and positions comparable to those established in the previous fiscal year. The total amount of the incentive bonuses can vary from zero to six percent of the pre-tax income of the Company when positive operating income is achieved.

         The financial position of the Company is reviewed annually to determine which aspects of the executive officers' performance need to be emphasized, and accordingly, which factors will be taken into consideration in the determination of the incentive bonuses. The measures of corporate performance that were considered by the Compensation Committee for the last completed fiscal year included pre-tax income and net revenue. In addition to these performance factors, the Compensation Committee considered the "individual" factor. This factor is based on the recommendation of the Chief Executive Officer and may be quantitative or qualitative, depending on emphasis desired, but not necessarily derived from normal financial reports. The non-financial objectives also generally include achieving certain pre-designated non-financial event or objective, such as consummating a transaction with a key customer, or completing a certain software development milestone.

         As in most other executive compensation packages, the subjective factor of human judgment plays a key role in determining the Company's incentive bonuses. Individual bonuses are reviewed and judgment is applied by the Compensation Committee based upon the executive's individual contribution to the performance of the Company as a whole and his or her primary area of responsibility in particular. No bonuses are paid where an executive fails to perform duties in accordance with the Company's Code of Business Practices. While the Company did achieve certain internal financial performance objectives that would have generated a partial bonus in fiscal 2001 for executive management, such managers declined receipt of any bonus.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Company considers that the compensation level of the Chief Executive Officer should be comparable to those companies in the computer software and services peer group (including certain peer companies that are included in the S&P Computer Software and Services composite index). Effective June 1, 1995, Mr. Giannopoulos entered into an Employment Agreement with the Company, which, as amended, is in effect until June 30, 2005. Under the Agreement for fiscal year 2001, as amended, Mr. Giannopoulos was eligible to receive a base salary of $500,500 and a bonus of $300,000. In determining Mr. Giannopoulos' fiscal year 2001 bonus, the Compensation Committee reviewed a number of factors, including the Company's revenue growth, income before taxes and certain personal performance factors. While the Company did achieve certain internal financial performance objectives for fiscal year 2001 that would have generated payment of a partial bonus, Mr. Giannopoulos declined receipt of any bonus in fiscal year 2001.

         The Committee has considered the impact of the provisions of the Internal Revenue Code that, in certain circumstances, disallow compensation deductions in excess of $1 million for any year with respect to the Company's CEO and four other most highly compensated officers. The Company expects that these provisions will not limit its tax deductions for executive compensation in the near term.

                            JOHN G. PUENTE (Chairman)

                    F. SUZANNE JENNICHES and DWIGHT S. TAYLOR

                      Members of the Compensation Committee

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is composed of three independent directors, as required by NASDAQ listing standards. The members of the Audit Committee are Ms. Jenniches (Chairperson) and Messrs. Puente and Watson. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit B to this proxy statement, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Each year, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

         Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         Accordingly, the Audit Committee has met and held discussions with Company management and PricewaterhouseCoopers LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the independent auditors. The Audit Committee discussed Statement on Auditing Standards No. 61, "Communication with Audit Committees" with PricewaterhouseCoopers LLP. They discussed PricewaterhouseCoopers LLP's judgment of the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting. Additionally, PricewaterhouseCoopers LLP stated that it was satisfied that the Company's accounting staff was forthright and straightforward in answering all questions posed to them.

         PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee discussed with PricewaterhouseCoopers LLP that Firm's independence. The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors' independence.

         Based upon the Audit Committee's discussion with management and the independent auditors, the Audit Committee's review of the representation by management, and the disclosures by the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended June 30, 2001 be included in the Company's Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2002.

                       F. SUZANNE JENNICHES (Chairperson)

                       JOHN G. PUENTE and DWIGHT S. TAYLOR

                         Members of the Audit Committee


STOCK PERFORMANCE GRAPH

         The following line graph compares (1) the cumulative total stockholder return on the Company's Common Stock during the past five fiscal years, based on the market price of MICROS Systems, Inc. Common Stock, with (2) the cumulative total yearly return of the S&P 500 Index and (3) the S&P Computer Software and Services composite index.

                               STOCKHOLDER RETURNS

COMPANY/INDEX                     JUN-96        JUN-97          JUN-98           JUN-99          JUN-00         JUN-01
-------------                     ------        ------          ------           ------          ------         ------
MICROS SYSTEMS, INC.             $100.00       $150.67          $237.44          $243.95         $133.18       $157.85

S&P 500 INDEX                    $100.00       $134.70          $175.33          $215.22         $230.83       $196.59

COMPUTER SOFTWARE AND SERVICES   $100.00       $166.18          $257.72          $395.86         $445.95       $320.85

Note to graph:

Assumes $100 invested on June 30, 1996, in MICROS Systems, Inc. Common Stock, and an identical amount in the S&P 500 Index and the Computer Software and Services composite index, and the reinvestment of dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal years 2001 and 2000, the Company compensated Louis M. Brown, Jr., Vice Chairman of the Board, $209,231 and $255,000, respectively, for consulting services provided to the Company. Effective June 30, 1995, and amended February 1, 1999, and April 26, 2001, the Company and Mr. Brown entered into a Consulting Agreement terminating June 30, 2005, pursuant to which Mr. Brown is to provide on average 20 hours per week of consulting services to the Company in exchange for a base consulting fee plus a target bonus. For fiscal year 2001, Mr. Brown earned a base consulting fee of $209,231, and no bonus.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

         The Company's Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending June 30, 2002. The approval of its selection is to be voted upon at the Annual Meeting. PricewaterhouseCoopers LLP has served in this role since August 1990, and its selection was approved by the stockholders at the last Annual Meeting. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire.

Audit Fees

         The aggregate fees paid or payable for professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended June 30, 2001 are as follows:

Audit Fees, including reviews of quarterly financial information                        $0.5 million
Financial Information Systems Design and Implementation Fees                            $0.0 million
All other fees                                                                          $0.8 million

"All other fees" relates primarily to: (i) tax planning and compliance assistance; (ii) acquisition reviews; and (iii) employee benefit plan audits.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2002 FISCAL YEAR.

                                AMENDMENT TO THE
                             1991 STOCK OPTION PLAN
           (INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN)
                                  (PROPOSAL 3)

INTRODUCTION

         The MICROS Systems, Inc. 1991 Stock Option Plan (the "1991 Option Plan") was initially approved by stockholders at the 1991 Annual Meeting. Under the 1991 Option Plan, 500,000 shares were originally authorized pursuant to stockholder approval at the 1991 Annual Meeting; additional amendments over the last 10 years, authorized pursuant to stockholder approval, in addition to a two-for-one stock split effected in the form of a stock dividend in the fourth quarter of fiscal year 1998, have served to increase the number of shares to the current level of 5,500,000. At this Annual Meeting, the stockholders are being requested to consider and approve the adoption of an amendment to the 1991 Option Plan which serves to authorize the issuance of an additional 600,000 shares of Common Stock under the Option Plan, for a total of 6,100,000 shares of Common Stock.

         The affirmative vote of a majority of all votes cast by stockholders at a meeting at which a quorum is present is required in order to adopt the amendment to the 1991 Option Plan. As of the record date, Directors and officers of the Company have the power to vote approximately 1.1% of the outstanding shares of Common Stock. All of the Directors and officers have expressed an intent to vote in favor of the proposed amendment to the 1991 Option Plan.

         The principal features of the 1991 Option Plan are summarized below. The summary is qualified by reference to the complete text of the 1991 Option Plan, which is attached as Exhibit A.

PURPOSE

         The purpose of the 1991 Option Plan is to provide a performance incentive to certain officers and other key employees of the Company and its subsidiaries in order that such persons may acquire a (or increase their) proprietary interest in the Company and to encourage such persons to remain in the employ of the Company and its subsidiaries. In addition, non-employee Directors may participate in the 1991 Option Plan.

ADMINISTRATION

         The 1991 Option Plan may be administered by either the Compensation Committee or by the Board of Directors itself (individually and collectively, the "Administrating Committee"). It is intended that at all times the 1991 Option Plan will be administered by Directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act").

         In general, the Administrating Committee determines the persons to whom options are granted, the terms of the options and the number of shares covered by each option.

DURATION, AMENDMENT AND TERMINATION

         The 1991 Option Plan became effective as of September 23, 1991 and will terminate on September 23, 2003, unless sooner terminated by the Board of Directors.

         In addition to the power to terminate the 1991 Option Plan at any time, the Board of Directors also has the power to amend the 1991 Option Plan; provided, no amendment to the 1991 Option Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the 1991 Option Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 1991 Option Plan, or (iv) materially modify the requirements as to eligibility under the 1991 Option Plan.

ELIGIBILITY

         The 1991 Option Plan provides for the grant of options to non-employee directors, officers and other key employees of the Company and its subsidiaries. As described below, non-employee directors may be granted only non-qualified options. As of August 31, 2001, 6,250,000 options have been granted under the 1991 Option Plan. Pursuant to Section 5 of the Plan, if all or part of an expired option is unexercised, the shares that were not exercised may again be available for grant.

AWARDS UNDER THE 1991 OPTION PLAN

         The 1991 Option Plan currently reserves a total of 5,500,000 shares of the Company's Common Stock which may be issued pursuant to options under the 1991 Option Plan since its inception. As of October 5, 2001, the closing market price for the Company's Common Stock was $17.90 per share. The 1991 Option Plan provides for the grant of incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options. The amendment of the 1991 Option Plan authorizes and reserves for issuance an additional 600,000 shares of Company's

Common Stock. If an option expires without being exercised in full, such shares of Company Common Stock which were not exercised are again available for grant under the 1991 Option Plan.

         The type and terms of each option granted under the 1991 Option Plan are determined by the Compensation Committee. The option price per share shall not be less than the fair market value of the Company's Common Stock at the date of grant of the option. Fair market value will be determined by the Compensation Committee pursuant to the criteria set forth in the 1991 Option Plan. An option may contain such terms as are deemed appropriate by the Administrating Committee, including a provision that allows the Company to re-acquire an option for cash.

EXERCISE OF OPTIONS

         An option may be exercised by an optionee by delivery to the Company of the exercise price which must be paid either: (i) in cash or cash equivalent; or
(ii) in the discretion of the Compensation Committee, by delivery of previously owned shares of Common Stock or by a combination of cash and Common Stock.

         The term of an option may not exceed ten (10) years. An option is exercisable in such installments and at such times during its term as determined by the Compensation Committee. To the extent not exercised, installments are cumulative and may be exercised in whole or in part at any time after becoming exercisable until the option expires.

         With respect to incentive stock options, the aggregate fair market value of shares that may be exercised by an optionee for the first time during any year may not exceed $100,000.

TERMINATION OF EMPLOYMENT

         In the event the optionee's employment (or service as a non-employee Director) terminates by reason of death, all options become fully exercisable and may be exercised by the optionee's estate within one year after the date of such death but not later than the date on which such options would otherwise expire.

         If the optionee's employment (or service as a non-employee Director) is terminated as a result of disability, all options become fully exercisable and may be exercised within one year after such termination but not later than the date on which such options would otherwise expire.

         If an optionee's employment is terminated on or after age 62 in accordance with the Company's normal retirement policies, all options become fully exercisable and may be exercised for a period of three months after such termination, but not later than the date on which the options would otherwise expire.

         If an optionee's employment (or service as a non-employee Director) terminates other than for retirement, death or disability, the options held by such optionee, to the extent exercisable as of the date of termination, may be exercised at any time during the thirty (30) day period immediately following the date of termination, but not after the date on which such options would otherwise expire. However, if termination is on account of cause, all options expire as of the date of termination.

         An optionee's estate means the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

RESTRICTION ON TRANSFER

         Options are transferable only by will or by the laws of descent and distribution. During an optionee's lifetime, an option may be exercised only by the optionee.

FEDERAL INCOME TAX TREATMENT

Incentive Stock Options

         Incentive stock options under the 1991 Option Plan are intended to meet the requirements of Section 422 of the Code. There are no tax liabilities to the optionee upon the grant of an incentive stock option. In general, if an optionee acquires stock upon the exercise of an incentive stock option, no income will result to the optionee upon such exercise and the Company will not be allowed a deduction as a result of such exercise provided the optionee makes no disposition of the stock within two years from the date of grant and one year after the option is exercised. The basis to the optionee of shares acquired on the exercise of an incentive stock option will be equal to the exercise price. Any gain or loss realized upon the sale of the shares acquired will be treated as capital gains or loss, as applicable.

         If the optionee fails to satisfy the one- or two-year holding periods described above, the optionee will be treated as having received ordinary income at the time of the disposition of the stock generally equal to the excess of the value of the stock on the date of exercise (or, if less, the amount realized from the disposition) over the exercise price. Any gain in excess of the amount treated as ordinary income will be treated as capital gain. The Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income.

         Although the exercise of an incentive stock option will not result in regular income tax liability to an optionee, it may subject the optionee to liability for the "alternative minimum tax."

Non-Qualified Options

         There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount. The Company will withhold federal and state income and employment taxes due on this compensation from amounts otherwise payable to the optionee. The optionee's basis in such shares will generally be the fair market value on the date of exercise, and when he/she disposes of the shares he/she will recognize capital gain or loss.

         THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE PROPOSAL.

                                  PLAN BENEFITS

         The following table sets forth the number of shares of Common Stock subject to options granted to each of the following under the 1991 Option Plan during fiscal year 2001. Future awards under the 1991 Option Plan as proposed to be amended are not determinable at this time. The Company does not believe that the amount of awards granted during fiscal year 2001 or since the inception of the 1991 Option Plan would have been different if the 1991 Option Plan had been amended at the time such grants were made.

                   NAME AND POSITION                                              1991 OPTION PLAN
                   -----------------                                              ----------------
                   A. L. Giannopoulos .........................................        75,000
                    Chairman, President and Chief Executive Officer

                   Gary C. Kaufman ............................................        50,000
                    Executive Vice President, Finance
                    and Administration, and Chief Financial Officer

                   Thomas L. Patz .............................................        40,000
                    Executive Vice President,
                    Strategic Initiatives, and General Counsel

                   Bernard Jammet .............................................        30,000
                    Executive Vice President, Latin American Sales

                   T. Paul Armstrong ..........................................        30,000
                    Executive Vice President, New Technologies

                   Executive Officers as a Group ..............................       262,000
                    (7 executive officers, including those named above)

                   Non-Executive Director Group (5 persons) ...................        30,000

                   Non-Executive Officer/ Employee Group (285 persons) ........       767,650


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal year 2001 all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the fiscal year 2002 Annual Meeting of Stockholders must be received by the Company by June 21, 2002, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters other than those discussed herein, which are to be presented for action at the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote in regard thereto according to their best judgment.

                                         By Order of the Board of Directors,

                                         /s/Wendy M. Powell
                                         ------------------
                                         Wendy M. Powell
                                         Corporate Secretary

Columbia, Maryland
October 19, 2001

                                    EXHIBIT A
                              MICROS SYSTEMS, INC.
                             1991 STOCK OPTION PLAN
                            (WITH PROPOSED AMENDMENT)

     1. PURPOSE OF PLAN. The purpose of the MICROS Systems, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is to serve as a performance incentive and to encourage the ownership of MICROS Systems, Inc. (the "Company") stock by key employees of the Company and its subsidiaries (including officers and directors) so that the person to whom the option is granted may acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and in order to encourage such person to remain in the employ of the Company or its subsidiaries. In addition, nonemployee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan may consist of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified options.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors; except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Members of the Committee shall be "non-employee directors" (within the meaning of Rule 240.16(b)-3 of the Securities and Exchange Commission).

     The Committee shall determine the purchase price of the stock covered by each option, the employees and nonemployee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.  EFFECTIVENESS AND TERMINATION OF PLAN.

     (a)  The Plan shall become effective as of September 23, 1991.

     (b) This Plan shall terminate on the earliest of (i) September 23, 2003,
(ii) the date when all shares of the Company's Common Stock (the "Shares") reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan's termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

     4. GRANTEES. Subject to Section 2, options may be granted to key employees (including directors and officers) and nonemployee directors of the Company and its subsidiaries as determined by the Committee (each such employee or director, a "Grantee"); provided, however, ISOs shall only be granted to employees.

     5. THE SHARES. Subject to Section 7, the aggregate number of Shares which may be issued under the Plan shall be 6,100,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

     6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions.

     (a) Price. The purchase price of the Shares subject to an option shall be no less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the code ("10% Stockholder"), the purchase price shall be no less than 110% of the fair market value of the Shares. The fair market value of the Shares shall be determined by and in accordance with procedures to be established by the Committee, whose determination shall be final.

     Notwithstanding the foregoing, if the Company's Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the date the option is granted, fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such system on such date. If the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sales price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported.

     The exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid with (i) Common Stock already owned by, and in possession of, the Grantee or (ii) any combination of United States dollars or Common Stock. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full at the time of exercise of an option. Common Stock used to satisfy the exercise price of an option shall be valued at its fair market as of the close of business on the day of exercise. The exercise price shall be subject to adjustment, but only as provided in Section 7 hereof.

     (b) Limit on Incentive Option Amount. Notwithstanding any provisions contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

     (c) Duration and Exercise of Options. An option may be granted for a term as determined by the Committee but not exceeding ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Stockholder may not exceed five (5) years. Options shall be exercised at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

     The Plan shall be subject to approval by the Company's stockholders within one (1) year from the date on which it was adopted. Prior to such stockholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such stockholder approval. If the Plan is not approved by the Company's stockholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

     (d) Termination of Employment. Except as otherwise determined by the Committee, upon the termination of a Grantee's employment (or service as a nonemployee director), the Grantee's rights to exercise an option shall be as follows:

         i) If the Grantee's employment (or service as a nonemployee director) is terminated on account of total and permanent disability (pursuant to the Company's long-term disability plan for Grantees who are employees) and as defined in Section 22(e)(3) of the Code), any option shall become fully (100%) vested as of the date of termination and may be exercised by the Grantee (or by the Grantee's estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability but in no event after the expiration of the term of the option.

         ii) In the case of a Grantee whose employment (or service as a nonemployee director) is terminated by death, any option shall become fully (100%) vested as of the date of death and the Grantee's estate shall have the right for a period of one (1) year following the date of such death to exercise the option but in no event after the expiration of the term of the option.

         iii) In the case of a Grantee who retires from the Company and its subsidiaries after attaining age 62, an option shall become fully (100%) vested as of the date of retirement and the Grantee may, within the three-month period following retirement, exercise such option but in no event after the expiration of the term of the option. If the Grantee dies during such three-month period, the Grantee's estate may exercise such option during the period ending on the first anniversary of the Grantee's retirement but in no event after the expiration of the term of the option.

         iv) In the case of a Grantee whose employment with the Company and its subsidiaries (or service as a nonemployee director) is terminated for any reason other than death, disability or retirement, the Grantee (or the Grantee's estate in the event of the Grantee's death after such termination) may, within the 30-day period following such termination, exercise an option to the extent the right to exercise had accrued prior to such termination but in no event after the expiration of the term of the option. Notwithstanding the foregoing, if the Grantee's termination of employment is on account of misconduct or any act that is adverse to the Company, the Grantee's option shall expire as of the date of termination of employment.

         v) A Grantee's "estate" shall mean the Grantee's legal representative or any person who acquires the right to exercise an option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

     (e) Transferability of Option. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

     (f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and consistent with the terms hereof. Notwithstanding the foregoing, no modification of an option shall, without the consent of the Grantee, alter or impair any rights or obligations under any option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

     (g) Minimum Number of Shares. The minimum number of Shares for which an option may be exercised at any time shall be 100 shares, unless the unexercised portion of the option covers a lesser number of Shares.

     (h) Maximum Number of Shares. Subject to adjustments as provided in Section 7(a) hereof, the maximum number of Shares subject to options that may be granted hereunder during any one fiscal year of the Company to any one individual shall be limited to 200,000 Shares.

     (i) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate, including a provision permitting the Company or a subsidiary to reacquire an option for cash.

     7. CAPITAL STRUCTURE CHANGES.

     (a) If the outstanding shares of the Company's Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number, kinds and limits of shares available for options pursuant to the Plan or subject to any outstanding options and in the purchase price therefor. The determination of the Board of Directors as to such adjustments shall be conclusive.

     (b) Fractional Shares resulting from any adjustment in options pursuant to
Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustments shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     (c) Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

     (d) Options may be granted under this Plan from time to time in substitution for similar options held by employees of corporations who become or are about to become employees of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of the fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

     8. SECURITIES LAW REQUIREMENTS. No option granted pursuant to this Plan shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each person purchasing Shares pursuant to an option to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9. AMENDMENTS. The Board of Directors may amend or terminate the Plan in whole or in part as it deems appropriate and proper; provided, however, except as provided in Section 7, (i) without stockholder approval no action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to Grantees under the Plan, materially increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option.

     10. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

     11. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan.

     Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing persons may be entitled under the charter or by-laws of the Company or any of its subsidiaries, as a matter of law, or otherwise, or any power that the Company or a subsidiary may have to indemnify such person or hold such person harmless.

     12. GOVERNING LAW. Except to the extent preempted by federal law, all matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Maryland.

     13. EXPENSES; PROCEEDS. The expenses of implementing and administering this Plan shall be borne by the Company and its subsidiaries. Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

     14. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only; in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

                                    EXHIBIT B
                              MICROS SYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         There shall be a committee of the Board of Directors (the "Board") known as the Audit Committee. The Audit Committee of the Board shall be comprised of at least three directors who are independent of management and MICROS Systems, Inc. (the "Company"). Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have certain accounting or related financial management expertise.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the oversight and monitoring of the corporate accounting and reporting practices of the Company, the Company's systems of internal accounting and financial controls, as well as the integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the Company.

FREQUENCY OF MEETINGS

         The Audit Committee will meet (either in person or telephonically) at least four times each year to perform its required duties. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Audit Committee may schedule its regular meetings immediately prior to or after regularly scheduled Company Board meetings.

RESPONSIBILITIES

         The Audit Committee believes its policies and procedures should be designed to best assist the Board in fulfilling its oversight responsibilities reviewing: (1) financial reporting functions and related financial information that will be provided to the shareholders and others; (2) the Company's external audit processes; and (3) systems of internal compliance. The Audit Committee should review its policies and procedures periodically to assure that such policies and procedures address changes in applicable regulations.

DUTIES OF THE AUDIT COMMITTEE

         In carrying out these responsibilities, the Audit Committee will:

         A.    Financial Reporting and Related Financial Information

         - Review the financial statements, auditors' opinion and MD&A contained in the annual report to shareholders prior to the filing of the Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

         - Review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC, and the matters required to be discussed by

               Statement of Auditing Standards ("SAS") No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

         - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors.

         - Review pronouncements issued by the SEC and FASB that may have a material effect on the financial statements or related Company compliance policies.

         B.    Audit Processes

         - Inquire of management and the independent auditors about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.

         - Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company.

         - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

         - Meet with the independent auditors and financial management of the Company to review and approve the scope of the proposed audit.

         - Review, at the conclusion of the annual audit, the independent auditors' summary of significant accounting and auditing issues identified, along with recommendations and management's corrective action plans (management letter). Such review should also address any significant changes to the original audit plan and any serious disputes with management during the audit or review.

         - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1: Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take appropriate action to ensure the continuing independence of the auditors.

         - Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

         C.    Internal Control and Compliance

         - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed improper.

         D.    Reporting by the Audit Committee and Other Matters

         -     Report the results of the annual audit to the Board.

         - Minutes of all meetings will be maintained and approved by the Audit Committee. The Chairperson of the Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

         - Investigate any matter brought to its attention within the scope of its duties.

         - Obtain the full Board's approval of this Charter and review and reassess this Charter as conditions dictate, at least annually.

[X] PLEASE MARK VOTES                                 REVOCABLE PROXY
    AS IN THIS EXAMPLE                               MICROS SYSTEMS, INC.                                           WITH-   FOR ALL
                                                                                                            FOR     HOLD    EXCEPT
                                                                 1. Election of Directors (Proposal 1)      [ ]     [ ]       [ ]
           THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS                             A. L. GIANNOPOULOS, LOUIS M. BROWN, JR., F. SUZANNE JENNICHES,
                                                                    JOHN G. PUENTE, DWIGHT S. TAYLOR, WILLIAM S. WATSON
    The undersigned stockholder of MICROS Systems, Inc.             INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
(the "Company") hereby appoints A. L. Giannopoulos and              NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
Louis M. Brown, Jr. as Proxies, each with the power to              THE SPACE PROVIDED BELOW.
appoint his substitute, and hereby authorizes either of
them to represent and to vote, as designated below, all                                                     FOR   AGAINST   ABSTAIN
the shares of Common Stock of the Company held on record         2. Proposal to approve the appointment of  [ ]     [ ]       [ ]
by the undersigned on October 5, 2001, at the Annual                PricewaterhouseCoopers LLP as the
Meeting of Stockholders to be held at 11:00 a.m. on November        independent public accountants of the
19, 2001, at the Columbia Sheraton, 10207 Wincopin                  Company (Proposal 2)
Circle, Columbia, Maryland, 21044 or at any adjournments
thereof. The Board of Directors recommends votes FOR Proposals                                              FOR   AGAINST   ABSTAIN
1 through 3.                                                     3. Proposal to approve the amendment to    [ ]     [ ]       [ ]
                                                                    the Company's 1991 Stock Option Plan
                                                                    which serves to increase the number of
                                                                    shares (Proposal 3)

                                                                    This proxy will be voted as directed by the undersigned
                                                                 stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE
                                                                 VOTED FOR PROPOSALS 1, 2 AND 3. The Proxies are authorized, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a
                                        _____________________    written revocation of the proxy or a duly executed proxy bearing a
Please be sure to sign and date        |Date                 |   later date, or by appearing at the Annual Meeting and voting in
this Proxy in the box below.           |                     |   person. The undersigned stockholder hereby acknowledges receipt of
-------------------------------------------------------------    the Notice of Annual Meeting and Proxy Statement.
|                                                            |
|                                                            |
|                                                            |
----Stockholder sign above----Co-holder (if any) sign above--
    *SIGN YOUR NAME EXACTLY AS IT APPEARS ABOVE.

------------------------------------------------------------------------------------------------------------------------------------
                           /\ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                                                        MICROS SYSTEMS, INC.

    ----------------------------------------------------------------------------------------------------------------------------
                                                         PLEASE ACT PROMPTLY
                                               SIGN, DATE & MAIL YOUR PROXY CARD TODAY
    ----------------------------------------------------------------------------------------------------------------------------

     IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL
CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

--------------------------------------------------------------

--------------------------------------------------------------

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